Exhibit 10(l)(xv)

RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the
ALBANY INTERNATIONAL CORP. 2017 INCENTIVE PLAN
* * * * *
Participant:
Award Date:
Number of Restricted Stock Units Awarded:
* * * * *
THIS AWARD AGREEMENT, dated as of the Award Date specified above, is entered into by and between Albany International Corp., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Albany International Corp. 2017 Incentive Plan (the “Plan”); and

WHEREAS, Section 8 of the Plan provides for the grant of incentive awards to Participants in the Plan, including equity-based or equity-related awards; and

WHEREAS, as an incentive to encourage the Participant to remain in the employ of the Company and its Subsidiaries by affording the Participant a greater interest in the success of the Company and its Subsidiaries, the Company desires to grant the Participant the Restricted Stock Units provided herein;

WHEREAS, the Participant desires to obtain such Restricted Stock Units on the terms and conditions provided for herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable considerations receipt of which is hereby acknowledged, the Company and the Participant agree as follows:

1.Incorporation by Reference; Plan Document Receipt. Except as otherwise provided herein, this Award Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time and which are expressly intended to apply to the grant of the Restricted Stock Units provided for herein), all of which terms and provisions are made a part of and incorporated into this Award Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Award Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

2.Award of Restricted Stock Units. Subject to the terms hereof and the Plan, the Company hereby grants to the Participant, as of the Award Date specified above, the number of Restricted Stock Units specified above. Each Restricted Stock Unit represents the right to receive a share of Common Stock, subject to terms and conditions of this Award Agreement and the Plan.

3.Vesting. The Restricted Stock Units awarded hereunder will vest on the following dates (each, a “Vesting Date”):

(i)	One third (33.33%) of the Restricted Stock Units shall vest on the first anniversary of the Award Date, subject to the Participant being employed with the Company or any of its Subsidiaries on such Vesting Date;

(ii)	One third (33.33%) of the Restricted Stock Units shall vest on the second anniversary of the Award Date, subject to the Participant being employed with the Company or any of its Subsidiaries on such Vesting Date; and

(iii)	One third (33.34%) of Restricted Stock Units shall vest on the third anniversary of the Award Date, subject to the Participant being employed with the Company or any of its Subsidiaries on such Vesting Date.
4.Special Vesting. In the event that the Participant’s employment with the Company and its Subsidiaries terminates due to death, Disability, Retirement, or Involuntary Termination, 50% of all unvested Restricted Stock Units awarded under this Award Agreement will immediately vest on the date of such termination and the remainder of the unvested Restricted Stock Units will be forfeited for no consideration on the date of such termination and the Participant will have no further rights with respect to them. In the event any unvested Restricted Stock Units are not assumed or substituted by the acquiring company (or its parent) in connection with a Change in Control, such unvested Restricted Stock Units will vest effective as of the closing of such Change in Control. In the event that the Participant’s employment with the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or Involuntary Termination, all unvested Restricted Stock Units will be forfeited for no consideration on the date of such termination and the Participant will have no further rights with respect to them. For purposes of this Section 4:

“Cause” shall be deemed to exist if a majority of the members of the Board of Directors determine that the Participant has (i) caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; (ii) not made a good faith effort to carry out his or her duties; (iii) wrongfully and substantially enriched himself or herself at the expense of the Company; or (iv) been convicted of a felony.
“Disability” shall be deemed to exist if the Participant's employment with the Company terminates (i) by reason of mental or physical illness pursuant to which the Participant has not performed his or her duties for a period of six consecutive months prior to such termination; or (ii) after written notice is given by Company or one of its Subsidiaries that the Participant has been determined by the Committee to be “Disabled” under the Company’s long term disability policy.
“Involuntary Termination” shall mean a termination of the employment of Participant by the Company or one of its Subsidiaries for any reason other than Cause.
“Retirement” shall mean a termination of the employment of the Participant, after the Participant has attained 62, for any reason other than death, Disability, Cause or Involuntary Termination.

5.Settlement; Payment Delay. Subject to Section 6 hereof, as soon as practicable following the applicable Vesting Date (or, if applicable, the date of the Participant’s termination of employment or a Change in Control for any Restricted Stock Units vesting pursuant to Section 4 hereof) but in any event no later than the end of the calendar year in which such Vesting Date or date of termination or Change in Control occurs, as applicable, the Company shall deliver one share of Common Stock to the Participant in respect of each vested Restricted Stock Unit. Notwithstanding any provision to the contrary, if, pursuant to the provisions of Section 409A of the Code, and the regulations promulgated thereunder, any payment is required to be delayed as a result of the Participant being deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any such payments under the Plan shall not be made prior to the earlier of (i) the expiration of the six month period measured from the date of the “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code) or (ii) the date of the Participant’s death. Upon the expiration of such period, all payments under this Award Agreement delayed pursuant to this Section 5 shall be paid to the Participant in a lump sum.

6.Taxes. To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to the vesting of the Restricted Stock Units in accordance with Section 14 of the Plan. The Committee has approved the use of net-physical settlement, at the option of the Participant, solely to the extent necessary to satisfy the federal, state and/or local withholding tax requirements by withholding from delivery upon settlement of Restricted Stock Units a number of shares of Common Stock having a value equal to the amount of tax. Such shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. To the extent such settlement would otherwise require delivery of a fractional share, such amounts will be settled in cash. The Company shall not be required to deliver shares of Common Stock to the Participant until it determines such obligations are satisfied.

7.Clawback. In the event of the Company’s material restatement of its financial results, the Participant shall return any shares of Common Stock received upon vesting of Restricted Stock Units, or forfeit Restricted Stock Units if unvested, to the extent the restatement is caused or substantially caused by the fraud or intentional misconduct of the Participant.

8.Amendment and Waiver. Neither this Award Agreement nor any provision hereof may be amended, modified, changed, discharged, terminated or waived orally, by any course of dealing or purported course of dealing or by any other means except (i) in the case of an amendment, modification, change or waiver that does not impair the rights of the Participant with respect to outstanding Restricted Stock Units or that is deemed by the Committee to be advisable to avoid the imposition of any tax under Section 409A of the Code, by written notice to the Participant or (ii) an agreement in writing signed by the Company and the Participant. No such written notice of agreement shall extend to or affect any provision of this Award Agreement not expressly amended, modified, changed, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Award Agreement shall not be deemed to be a waiver of or acquiescence in any other breach hereof.

9.Notices. Any notice required or permitted under this Award Agreement shall be in writing and shall be deemed properly given:

in the case of notice to the Company, if delivered in person to the Secretary of the Company, or mailed to the Company to the attention of the Secretary by registered mail (return receipt requested) at 216 Airport Drive, Rochester, New Hampshire, 03867, or at such other address as the Company may from time to time hereafter designate by written notice to the Participant; and

in the case of notice to the Participant, if delivered to him or her in person, or mailed to him or her by registered mail (return receipt requested) at the last known residence address provided by Participant to the Company or at such other address as the Participant may from time to time hereafter designate by written notice to the Company.

10.Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles.

11.Binding Agreement; Assignment. This Award Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Award Agreement without the prior express written consent of the Company.

12.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

13.Headings. The titles and headings of the various sections of this Award Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Award Agreement.

14.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Award Agreement and the Plan and the consummation of the transactions contemplated thereunder.

15.Severability. The invalidity or unenforceability of any provisions of this Award Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Award Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Award Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, each of the Company and the Participant has duly executed this Award Agreement as of the Award Date specified above.
ALBANY INTERNATIONAL CORP.

By: ___________________________
Name:
Title:

By: ___________________________
Name: